UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December 1, 2010 (Date of earliest event reported:  November 30, 2010)

RBC BEARINGS INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center
Oxford, CT 06478
 (Address of principal executive offices) (Zip Code)

(203) 267-7001
 (Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2010 RBC Bearings Incorporated ("the Company") and Roller Bearing Company of America, Inc., ("RBCA") entered into a Credit Agreement and related Guaranty and Security Agreements and related ancillary agreements with certain Lenders signatory thereto, J.P. Morgan Chase Bank, N.A., as Administrative Agent, and  J.P. Morgan Chase Bank, N.A. and  KeyBank National Association as Co-Lead Arrangers and Joint Lead Book Runners. The Credit Agreement provides RBCA, as Borrower, with a $150 million five-year senior secured revolving credit facility. The credit facility can be increased by up to $100 million, in increments of $25 million,  under certain circumstances and subject to certain conditions (including the receipt from one or more lenders of the additional commitment).

Amounts outstanding under the credit facility generally bear interest at the prime rate or Libor plus a specified margin, depending on the type of borrowing being made. The applicable margin is based on the Company's consolidated ratio of net debt to adjusted EBITDA from time to time. Currently, the Company's margin is 0.5% for prime rate loans and 1.5% for Libor rate loans.

Amounts outstanding under the credit facility are generally due and payable on the expiration date of the Credit Agreement (November 30, 2015). The Company can elect to prepay some or all of the outstanding balance from time to time without penalty.

The Credit Agreement requires the Company to comply with various covenants, including among other things, financial covenants to maintain the following:

A ratio of consolidated net debt to adjusted EBITDA not to exceed 3.25 to 1.

A consolidated fixed charge coverage ratio not to exceed 1.5 to 1.

The Credit Agreement allows the Company to, among other things, make distributions to shareholders, repurchase its stock, incur other debt or liens, or acquire or dispose of assets provided that the Company complies with certain requirements and limitations of the Credit Agreement.

The Company's obligations under the Credit Agreement are secured by a Security Agreement providing for a pledge of substantially all of the Company's and RBCA's and its subsidiaries' assets and by a Guaranty Agreement by the Company of RBCA's obligations.

On November 30, 2010, the Company borrowed approximately $30.0 million under the revolving credit facility and used such funds, to repay the approximately $30.0 million balance outstanding under the Company's old credit facility. See Item 1.02. "Termination of a Material Definitive Agreement" below.

The Credit Agreement, Guaranty Agreement and  Security Agreement (collectively, the "Agreements") are provided to give investors information regarding their respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The Company maintains a variety of relationships with a number of the lenders that are parties to the Credit Agreement, including comprehensive banking services that involve the majority of the Company’s treasury receipt and disbursement operations, foreign currency borrowing arrangements, letter of credit and foreign exchange needs.

The above summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 1.01.

The above summary of the Guaranty Agreement is qualified in its entirety by reference to the full text of the Guaranty Agreement, a complete copy of which is attached hereto as Exhibit 10.2 and is hereby incorporated by reference in response to this Item 1.01.

The above summary of the Security Agreement is qualified in its entirety by reference to the full text of the Security Agreement, a complete copy of which is attached hereto as Exhibit 10.3 and is hereby incorporated by reference in response to this Item 1.01.

Item 1.02 Termination of A Material Definitive Agreement.

On November 30, 2010  the Company repaid the approximately $30.0 million Libor note outstanding under its existing June 26, 2006  Credit Agreement with certain lenders and KeyBank National Association as Agent, and terminated the existing Credit Agreement, Security, Guaranty and ancillary agreements. No early termination penalties were incurred by the Company.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See Item 1.01 "Entry into a Material Definitive Agreement" above. The descriptions of the Credit Agreement, the Guaranty Agreement and  the Security Agreement set forth under Item 1.01 above are hereby incorporated by reference in their entirety in response to this Item 2.03.

Item 8.01 Other Events.

On November 30, 2010, the Company issued a press release announcing a new $150 million 5-year senior secured revolving credit facility. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1       Credit Agreement, dated as of   November 30, 2010 among Roller Bearing Company of America, Inc. as Borrower and various Lenders signatory thereto.

Exhibit 10.2       Guaranty Agreement dated November 30, 2010, by and between RBC Bearings Incorporated and J.P. Morgan Chase Bank, N.A., as Administrative Agent.

Exhibit 10.3       Security Agreement, dated November 30, 2010, by and between Roller Bearing Company of America, Incorporated and J.P. Morgan Chase Bank, N.A., as Administrative Agent for the benefit of the Secured Creditors.

Exhibit 99.1       Company Press Release dated November 30, 2010.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 1, 2010
RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary